UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 21, 2011

Date of Report (Date of earliest event reported)

NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	0-18307	91-1423516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON		98101
(Address of principal executive offices)		(Zip Code)

(206) 621-1351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2011, Northland Cable Properties Eight Limited Partnership (the “Partnership”) executed a purchase and sale agreement (the “Agreement”) to sell the operating assets and franchise rights of its remaining cable systems serving the communities in and around Aliceville, Alabama and Swainsboro, Georgia to Northland Cable Television, Inc. (“Purchaser”), an affiliate of Northland Communications Corporation, the general partner of the Partnership. The transaction is expected to close in April 2012, and is subject to customary closing conditions and the approval of a majority in interest of the Partnership’s limited partners.

The terms of the Agreement include a base purchase price of $5,000,000 (the “Purchase Price”), subject to adjustments and prorations of revenues, expenses and liabilities at closing, and require that $400,000 of the gross proceeds be placed in escrow to secure compliance with representations and warranties, to be released to the Partnership twelve months from the closing of the transaction. Net proceeds to be received upon closing will be used to pay amounts outstanding under the Partnership’s Term Loan Agreement (with a balance of $1,003,376 as of June 30, 2011) and to make liquidating distributions to the limited partners. Limited partners will receive a final distribution approximately twelve months from the closing date when the escrow proceeds are released.

Some of the statements in this filing are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “intends,” “plans,” “predicts,” “projects” or “targets” or similar expressions. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this filing include, without limitation, the statements regarding the estimated proceeds of the sale and the parties’ ability to consummate the transaction. There are many risks and uncertainties that could cause actual results to differ materially from those predicted in our forward-looking statements. Without limitation, these factors include the following: if conditions to closing the transactions are not satisfied, the transactions may not be consummated or may be consummated on terms (including the purchase price) that are different from the terms currently agreed to by the parties, and management’s current estimates of holdback amounts and related transaction costs may be materially different from the actual amounts determined at closing. For more information about potential factors that could affect the Partnership’s business and financial results, please review “Risk Factors” described in the Partnership’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership

By: Northland Communications Corporation (General Partner)

Dated: 10-24-11	By:	/s/ GARY S. JONES
	Name:	Gary S. Jones
	Title:	President

Dated: 10-24-11	By:	/s/ RICHARD I. CLARK
	Name:	Richard I. Clark
	Title:	Executive Vice President, Treasurer and Assistant Secretary